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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC   20549


                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       GOLDEN TRIANGLE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

               Colorado                                      25-1302097
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                               ID Number)

        6314 Aspen Cove Ct., Sugar Land, Texas   77479, (281) 565-7300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Approximate date of commencement of proposed sale:   December 4, 1998

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

The Registrant hereby amends this Registration Statement as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a) may determine.

                       CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
      Title of                         Maximum      Maximum
     Each Class                        Offering    Aggregate     Amount of
    of Securities       Amount to      Price Per    Offering   Registration
  to be Registered    be Registered      Unit        Price          Fee

Warrants to Pur-         300,000         (1)          (1)           (1)
chase Common Stock

Common Stock             300,000        $8.00      2,400,000      $708.00
Par Value $.001

(1) The Warrants will be issued to existing common shareholders at no cost to the shareholders.
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                            CROSS REFERENCE SHEET

                                                   HEADING OR
              ITEM NUMBER AND CAPTION         LOCATION IN PROSPECTUS

    PART I
   1.       Forepart of Registration        Facing Page of Registra-
            Statement and Outside Front     tion Statement and Cover
            Cover Page of Prospectus        Page of Prospectus

   2.       Inside Front Cover and          Inside Front Cover of
            Outside Cover Page of           Prospectus and Outside
            Prospectus                      Cover Page of Prospectus

   3.       Summary Information and         Risk Factors, page 4,
            Risk Factors                    Description of the Warrant
                                            Exercise, page 5

   4.       Use of Proceeds                 Use of Proceeds, page 8

   5.       Determination of Offering       Determination of Offering
            Price                           Price, page 8

   6.       Dilution                        Dilution, page 8

   7.       Selling Security Holders        NOT APPLICABLE

   8.       Plan of Distribution            Distribution of Warrants,
                                            page 9

   9.       Description of Securities       NOT APPLICABLE

  10.       Interest of Named Experts       NOT APPLICABLE
            and Counsel

  11.       Material Changes                NOT APPLICABLE

  12.       Incorporation by Reference      Incorporation by Reference
                                            pages 3 and 9

  13.       Disclosure of Commission        Indemnification,
            Position on Indemnification     page 9

    PART II
  14.       Other Expenses of Issuance      page i
            and Distribution

  15.       Indemnification of Directors    page i
            and Officers

  16.       Exhibits                        page iii

  17.       Undertakings                    page iii

            Signatures                      page v

            Index to Exhibits               page vi
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                       GOLDEN TRIANGLE INDUSTRIES, INC.
                                300,000 Shares
                        Common Stock ($.001 Par Value)
                               Warrant Exercise

Golden Triangle Industries, Inc. (the "Company" or "GTII") hereby offers 300,000 shares of its Common Stock to its common shareholders choosing to exercise 300,000 Warrants to purchase Common Stock.

The Common Stock is listed on the NASDAQ Market Small Capital Issues and trades under the NASDAQ symbol GTII. On November 19, 1998, the last sales price of GTII shares, as reported by NASDAQ, was $8.50 per share.

AN INVESTMENT IN THE SECURITIES BEING OFFERED INVOLVES SIGNIFICANT RISKS. SEE RISK FACTORS.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or of the Warrants since the date of this Prospectus, or that the information set forth herein is correct as of any time subsequent to the date hereof or the date of filing of any documents incorporated by reference herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OR THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The principal executive offices of GTII are located at PO Box 17029, Sugar Land, Texas 77496, telephone (281) 565-7300.

             The date of this Prospectus is December 4, 1998.
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                             TABLE OF CONTENTS

                                                                     Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . .  . . 3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . .  . . 3
INFORMATION ON THE COMPANY. . . . . . . . . . . . . . . . . . . .  . . 4
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 4
DESCRIPTION OF THE WARRANT EXERCISE . . . . . . . . . . . . . . .  . . 5
     Purpose of the Warrants. . . . . . . . . . . . . . . . . . .  . . 5
     Administration And Interpretation. . . . . . . . . . . . . .  . . 6
     Eligibility. . . . . . . . . . . . . . . . . . . . . . . . .  . . 6
     Number of Shares Offered . . . . . . . . . . . . . . . . . .  . . 6
     Purchase Price . . . . . . . . . . . . . . . . . . . . . . .  . . 6
     Purchases. . . . . . . . . . . . . . . . . . . . . . . . . .  . . 6
     Certificates . . . . . . . . . . . . . . . . . . . . . . . .  . . 7
     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 7
     Change or Termination. . . . . . . . . . . . . . . . . . . .  . . 7
     Limitation of Liability. . . . . . . . . . . . . . . . . . .  . . 7
     Federal Income Tax Consequences. . . . . . . . . . . . . . .  . . 7
     Advantages and Disadvantages . . . . . . . . . . . . . . . .  . . 7
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .  . . 8
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . .  . . 8
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 8
DISTRIBUTION OF WARRANTS. . . . . . . . . . . . . . . . . . . . .  . . 9
INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . . .  . . 9
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .  . . 9

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                                  PART I

                           AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. The Commission also maintains a Web site containing reports, proxy and information statements filed electronically (http://www.sec.gov). The Common Shares are traded on NASDAQ, and such reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, DC 20006.

This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended ("Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents which have been filed by the Company with the Commission are incorporated herein by reference and made a part hereof.

(1)  The Company's Form 10-K for the year ended December 31, 1997.
(2)  The Company's Form 10-Q for the quarter ended March 31, 1998.
(3)  The Company's Form 10-Q for the quarter ended June 30, 1998.
(4)  The Company's Form 10-Q for the quarter ended September 30, 1998.

All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference which have been filed with the Commission. Requests for such copies should be directed to the Company at P. O. Box 17029, Sugar Land, Texas 77496.

                        INFORMATION ON THE COMPANY

The following information concerning GTII may be obtained by referring to the Form 10-K for the year ended December 31, 1997, incorporated herein by reference--Business, Properties, Market Information, Selected Financial Data, Management's Discussion, Financial Statements, Management, Compensation, Security Ownership, and Certain Relationships and Related Transactions.

                               RISK FACTORS

Market Considerations. GTII has maintained an actively traded market. However, no assurances can be given that the market for GTII shares will improve. The Company can not assure a profit or protect against a loss on shares purchased upon exercise of the warrants.

No Interest. No interest will be paid on funds held by the Company pending issuance of shares.

No Cash Dividends. GTII has not paid cash dividends on its common stock in the past. Future cash dividends will be determined by the Board of Directors.

Risks Inherent in Oil and Gas Industry. Oil and gas exploration and development are extremely speculative by nature and involve a high degree of risk of loss. There are no assurances that the Company will realize from any particular oil and gas interest the amount of future net revenues upon which the purchase price of such interest was based. Other risks inherent to this industry include market prices of oil and gas; availability, expense and reliability of geological data; availability of equipment; availability of and proximity to pipelines and other transportation facilities; ability to obtain leasehold prospects and royalty or overriding royalty interests in the same; supply and price of competitive fuels, import and export quotas, and effects of political, regulatory, economic or marketing conditions generally.

Risks Inherent in Salt Water Disposal Business. Risks inherent to this industry include market prices of oil and gas, collection of accounts receivable, mechanical problems with disposal wells, surface owners not renewing a lease or competitors installing new disposal facilities. In addition, about 48% of Transcon's (wholly owned subsidiary of GTII) revenues are rendered from a single customer which represents a risk, although GTII does not foresee the loss of this customer.

Governmental Regulations and Securities Compliance. The Company's business is subject to intensive regulation by federal, state and local governments and numerous governmental agencies in both the United States and abroad. Laws and regulations governing the petroleum industry are very complex, particularly insofar as they relate to the pricing, marketing and taxation of oil and gas production and to factors affecting the environment.
Federal securities laws also impose periodic reporting and numerous requirements upon all publicly traded companies. Securities laws and regulations are extremely complex and contain numerous technical requirements.

Dilution.  See Dilution, page 8.

Authorization of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock with such rights and preferences as may be determined by the Board of Directors. Accordingly, the Board may, without shareholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could affect the rights of the holders of the Company's Common Stock. The Company has issued 3,374 shares of Class A Preferred Stock and 52,941 shares of Class B Preferred Stock as of the date of this Prospectus.

Conflicts of Interest. Several of the officers and directors of the Company have invested in the oil, gas, or salt water disposal business, either directly or through entities in which they have an interest. Some of these interests could directly compete with the interests of the Company. Although the Company is not aware of any present conflicts of interest, such present or future activities on the part of the officers and directors could directly compete with interests of the Company. If the Company should enter into future transactions with its officers, directors or other related parties, the terms of any such transaction will be as favorable to the Company as those which could be obtained from an unrelated party in an arm's length transaction (see Item 13. Certain Relationships and Related Transactions) in the Form 10-K for the year ended December 31, 1997 incorporated herein by reference.

                    DESCRIPTION OF THE WARRANT EXERCISE

Purpose of the Warrants. The primary purpose of the Warrants is to provide existing holders of record of the Company's Common Stock a way to increase their holdings of GTII Common Stock via purchases from the Company without brokerage fees and at a below-market price. In addition, purchases of Common Stock directly from the Company pursuant to the Warrant Exercise will provide the Company with additional capital for general corporate purposes.

Administration and Interpretation. The Warrant Exercise will be administered by the Company or such successor agent as the Company may designate (the "Agent"). The Agent acts as agent for such holders who exercise their Warrants (the "Shareholder"), keeps records of shareholder's accounts and performs other duties relating to the Warrant Exercise. Communications with the Agent should be directed as follows:

     Golden Triangle Industries, Inc.
     Transfer Agent Department
     104 Fossil Court
     Springtown, Texas   76082
     (800) 940-4484

The Company has the right to establish procedures for administration of the Warrant Exercise and to interpret the Exercise of the Warrants. Its interpretation will be final, conclusive and binding.

Eligibility. To be eligible to participate in the Warrant Exercise, a shareholder must have been a shareholder of record of GTII on December 4, 1998, the date of the issuance of the Warrants. Officers, directors and employees of the Company are not eligible to participate.

Number of Shares Offered. As of the date of this Prospectus, 300,000 shares of Common Stock were registered under the Securities Act for sale by the Company pursuant to the Warrant Exercise.

Each common shareholder will receive one (1) warrant for each two (2) shares of common stock owned as of December 4, 1998, with each one (1) warrant entitling him or her to purchase one (1) common share.

Purchase Price. The Warrant Exercise provides that the Common Shares offered will be newly issued Common Shares to be acquired directly from the Company. Under the Warrant Exercise, the Purchase Price for newly issued shares is $8.00 per share.

Purchases. Purchases under the Warrant Exercise may be made as soon as practicable following the date of issuance of the Warrants, but in no event later than May 3, 1999, which is 150 days after the date of issuance of the Warrants (except where necessary to comply with applicable securities laws). Common Shares purchased under the Warrant Exercise will be newly issued Common Shares. The Common Shares purchased from GTII will be priced at $8.00 per share.

Certificates. Certificates will be issued for share purchases and sent to those persons exercising their Warrants.

Reports. Shareholders will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports to shareholders, annual reports to shareholders, proxy material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All such information from the Agent to shareholders will be addressed to the latest address of record; therefore, it is important that shareholders promptly notify the Agent of any change of address.

Change or Termination. The Company reserves the right to amend, modify, suspend or terminate the Warrant Exercise at any time. Warrant Holders will be notified in writing of any material changes in the Exercise.

The terms and conditions of the Warrant Exercise may be amended or supplemented by GTII.

Limitation of Liability. The Warrants provide that neither GTII nor the Agent will be liable for any act done in good faith, or for the good faith omission to act in connection with the Warrant Exercise, including, without limitation, any claims of liability or with respect to any loss or fluctuation in the market value after the purchase of such shares.

Federal Income Tax Consequences. The following discussion relates to the material federal income tax consequences of participation in the Warrant Exercise. The effect of such tax consequences upon any shareholder will depend upon such shareholder's individual circumstances which, together with the state and local tax consequences of participation, should be discussed by each shareholder with his tax advisor to determine the tax considerations related to the purchase of shares of Common Stock under the Warrant Exercise.

A shareholder will be required to include in income for federal income tax purposes amounts invested in Common Stock under the Warrant Exercise and all shares of Common Stock credited to his or her account under the Warrant Exercise.

A shareholder's tax basis for shares of Common Stock purchased pursuant to the Warrant Exercise should be equal to the cost of such shares.

A shareholder will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Warrant Exercise. Gain or loss will be realized by the shareholder only when he or she sells such shares.

                       ADVANTAGES AND DISADVANTAGES

The primary advantages of the Warrant Exercise are:

     No brokerage commissions will be charged to the shareholder.

     There will be an opportunity to buy shares at a discount if the market price of the shares is above the exercise price of $8.00 per share.

The primary disadvantages of the Warrant Exercise are:

     Shareholders will be limited in the number of common shares they can purchase (one [1] share for every two [2] shares held as of the date of issuance of the warrants).

     The Warrant Exercise Price, set at $8.00 per share at the time of issuance of the warrants, may or may not be economically attractive.

NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER THE WARRANT EXERCISE.

                              USE OF PROCEEDS

Purchases of Common Stock under the Warrant Exercise will be satisfied by the purchase of new shares of Common Stock issued by the Company; however, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Warrant Exercise is not known.

Newly issued shares of Common Stock will be purchased under the Warrant Exercise, and the proceeds from such sales will be used for general corporate purposes of the Company.

                      DETERMINATION OF OFFERING PRICE

The Exercise Price of the Common Shares purchased from the Company will be set at $8.00 per share by the Company.

                                 DILUTION

Since it is impossible to determine how many of the 300,000 shares will ultimately be sold in the Warrant Exercise, it is difficult to determine how much dilution will occur. However, the issuance of any additional shares does cause dilution of the shareholders' interests. In addition to the 300,000 shares in this offering, the Company's Board of Directors may authorize the issuance of additional Common Shares in the future in order to provide for further capitalization of the Company or other corporate purposes, which could cause further dilution of the shareholders' interests.

                         DISTRIBUTION OF WARRANTS

The Common Stock being offered hereby is offered pursuant to the Warrants to be issued, the terms of which provide for the purchase of newly issued shares of Common Stock. The Company will pay all costs and expenses associated with the Warrant Exercise.

The Warrants will be issued and distributed to existing common shareholders by the Company when this registration statement is made effective. The shareholders may then exercise the Warrants to purchase Common Stock at any time during the 150 day exercise period.

                        INCORPORATION BY REFERENCE

See Incorporation of Certain Documents by Reference, page 3.

                              INDEMNIFICATION

Article VII of the Company's Articles of Incorporation provides as follows:

     The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
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                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Since purchases of Common Stock under the Warrant Exercise will be satisfied by the purchase of new shares of Common Stock issued by the Company, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Warrant Exercise is not known. For this reason it is not possible to predict the expenses of issuance and distribution.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act (the "CBCA") provides for the indemnification of the Registrant's directors, officers, employees, fiduciaries and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is allowable is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

In general, the CBCA provides that any director may be indemnified, by providing advances or reimbursements against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense), incurred in a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Registrant, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Indemnity may be provided if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of directors not parties to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

The CBCA further provides that unless limited by the Registrant's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorney's fees, incurred in connection with the proceeding. The Registrant's amended articles of incorporation do not limit the foregoing provisions.

The Registrant may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

Unless limited by the Registrant's articles of incorporation, upon petition by a director or officer, a court may order the Registrant to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not he was entitled to indemnification by the Registrant. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer by indemnified as to reasonable expenses incurred. The Registrant's amended articles of incorporation do not limit the foregoing provisions.

The CBCA specifies that any provisions for indemnification or advances for expenses to directors which may be contained in the Registrant's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

The CBCA also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Registrant.

Article VII of the Company's Articles of Incorporation provides as follows:

"The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBITS

Copies of the following documents have been included as Exhibits to this Registration Statement:

Exhibit 5.1   -   Opinion of Counsel of Howard B. Siegel, Attorney-at-Law
Exhibit 20.1  -   Certificate for Common Stock Purchase Warrants
Exhibit 23.1  -   Consent of Independent Certified Public Accountant - BDO
                  Seidman, LLP

                               UNDERTAKINGS

The undersigned registrant hereby undertakes to deliver or cause to be delivered with this prospectus, to each person to whom the prospectus is sent or given, the latest annual report on Form 10-K to security holders that is incorporated herein by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes to respond to requests or information that is incorporated herein by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 1 above or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this the 23rd day of November, 1998.

                                       GOLDEN TRIANGLE INDUSTRIES, INC.


                                        /s/ KENNETH OWENS
                                       Kenneth Owens, President

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

            SIGNATURES                                     DATE

 /s/ KENNETH OWENS                                    November 23, 1998
Kenneth Owens, Chairman of the Board
and President

 /s/ ROBERT EARLY                                     November 23, 1998
Robert Early, Chief Financial Officer,
Principal Accounting Officer

 /s/ HOWARD B. SIEGEL                                 November 23, 1998
Howard B. Siegel, Director

 /s/ KAREN LEE                                        November 23, 1998
Karen Lee, Director

 /s/ GLENN GAGNON                                     November 23, 1998
Glenn Gagnon, Director

 /s/ DAVID MCFARLANE                                  November 23, 1998
David McFarlane, Director

                             INDEX TO EXHIBITS

Exhibit 5.1   -  Opinion of Counsel of Howard B. Siegel, Attorney-at-Law
Exhibit 20.1  -  Certificate for Common Stock Purchase Warrants
Exhibit 23.1  -  Consent of Independent Certified Public Accountant - BDO
                 Seidman, LLP

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EXHIBIT 5.1

                             HOWARD B. SIEGEL
                              ATTORNEY AT LAW
                             P. O. BOX 940572
                          HOUSTON, TEXAS   77094
                               713-513-0152

November 5, 1998


Golden Triangle Industries, Inc.
P. O. Box 17029
Sugar Land, TX   77496-7029

Re: Registration Statement on Form S-3 - Common Stock issued upon exercise of warrants issued to existing shareholders

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Golden Triangle Industries, Inc. (the "Company"), of 300,000 shares of Common Stock, par value of $.001 per share (the "Common Stock") issued upon exercise of certain warrants (the "Warrants") issued to existing shareholders.

In my capacity as general counsel to the Company, I have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as amended), By-Laws and corporate resolutions provided to me by the Company. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and the documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

Very truly yours,


 /s/ HOWARD B. SIEGEL
Howard B. Siegel
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EXHIBIT 20.1

                     GOLDEN TRIANGLE INDUSTRIES, INC.
           INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


No. 99 - _________                          ____________ Common Stock
                                                         Purchase Warrants

              CERTIFICATE FOR COMMON STOCK PURCHASE WARRANTS

1.  Warrant.  This Warrant Certificate certifies that





(the "Registered Holder"), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. The Registered Holder received one (1) Warrant to purchase one share of common stock for each two (2) shares of common stock owned. In the case of fractional shares, the Registered Holder's shares were rounded up to the nearest whole Warrant. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, $.001 par value (a "Share"), of Golden Triangle Industries, Inc., a Colorado corporation, (the "Company"), from the Company at a purchase price of $8.00 (the "Exercise Price") at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate accompanied by payment of the Exercise Price at the transfer agent office of the Company.

Upon due presentment for transfer of this Warrant Certificate at the transfer agent office of the Company, a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

2. Exercise. Subject to the terms hereof, the Warrants evidenced by this Warrant Certificate may be exercised at the Exercise Price in whole or in part at any time during the one hundred fifty (150) day Exercise Period (the "Exercise Period"), commencing on December 4, 1998, and terminating at the close of business at the location of the transfer agent office of the Company at 104 Fossil Court, Springtown, Texas 76082, on May 3, 1999 (the "Expiration Date"). The Exercise Period may also be extended by the Company's Board of Directors.

A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company at its stock transfer office of the Warrant Certificate accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of the Warrant Shares as of the close of business on the Exercise Date. If more than one (1) Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

Promptly, and in any event within ten (10) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

3. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in the name other than the name of the Registered Holder of the Warrant Certificates, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

4. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part, provided such transfer complies with all applicable federal and state securities laws and if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at the stock transfer agent office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

The Company shall keep transfer books at its stock transfer office which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration or transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for transfer shall be duly endorsed (signature guaranteed) or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company.

All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

5. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

6. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events ("Adjustment Events"), as follows:

(a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of its outstanding Shares, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder upon thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one (1) Warrant for each two (2) common shares held, such additional share or shares of stock or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant on the record date for the determination of common stockholders entitled to receive such dividend.

(b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter, the number of Shares which the Registered Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company by reason of such recapitalization, and the Exercise Price (per Share) shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.

(c) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Share or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder exercised the Warrant immediately prior to such event.

The Company shall mail to the holder of this Certificate, at least twenty
(20) days prior to any Adjustment Event, a notice specifying the date of which any such Adjustment Event is to occur together with a description thereof.

In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

7. Reduction in Exercise Price at Company's Option. The Company's Board of Directors, may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price.

8. Notices. All notices, demands, elections or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office, and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

9. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas, where the Company maintains executive offices. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this the 4th day of December, 1998.

                                       GOLDEN TRIANGLE INDUSTRIES, INC.



                                        /s/   KENNETH OWENS
                                       By: Kenneth Owens
                                       Its: President

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

IF YOU WISH TO EXERCISE WARRANTS TO PURCHASE COMMON SHARES PLEASE FILL OUT AND RETURN THIS PAGE ALONG WITH THE FRONT PAGE OF THE WARRANT CERTIFICATE (page showing certificate number and number of warrants). Mail to: Golden Triangle Industries, Inc., 104 Fossil Court, Springtown, Texas 76082. If you choose to transfer the warrants to a different name, please use the Form Assignment on page 6.

TO: Golden Triangle Industries, Inc.

I would like to exercise Warrant Certificate No. 99 - _____ to purchase __________ shares of Common Stock of Golden Triangle Industries, Inc. Enclosed is my check for ________ ($8.00 per share).

                                       ___________________________________


Dated: _________                       ___________________________________
                                       Signature(s) of Owner(s)


IF YOU ARE EXERCISING WARRANTS TO PURCHASE COMMON SHARES WHICH WILL REMAIN IN THE SAME NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IT IS NOT NECESSARY TO FILL OUT THE FOLLOWING FORM ASSIGNMENT. PLEASE USE THIS FORM ONLY IF YOU WISH TO TRANSFER WARRANTS OR SHARES TO BE PURCHASED OUT OF YOUR NAME TO A DIFFERENT NAME AND BE SURE TO HAVE SIGNATURE MEDALLION STAMP GUARANTEED BY A BANK OR BROKERAGE FIRM (NOT A NOTARY).

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _______ Custodian ________ under Uniform Gifts to
                    (Cust)            (Minor)
                    Minors Act ________
                               (State)
Additional abbreviations may also be used though not in the above list.

                              FORM ASSIGNMENT

To be executed by the Registered Holder if he desires to assign Warrants evidenced by the ___________ within Warrant Certificate.

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto ___________________________________________________________________
________________________________________________________________________
(Please print or typewrite name, address, and social security number of assignee) (_______) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ______________________ _______________ attorney, to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated: _________                       _________________________________
                                       Signature of Owner(s)

                                       Printed Name: ___________________
NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any charge whatsoever.

SIGNATURE(S) GUARANTEED:

_________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Golden Triangle Industries, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 1998, relating to the consolidated financial statements of Golden Triangle Industries, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 /s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Denver, Colorado
November 20, 1998